Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-126020; Form S-8 No.  333-161989) pertaining to the LNC Employees' 401(k) Savings Plan of our report dated June 22, 2016, with respect to the financial statements and schedule of the LNC Employees' 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 22, 2016

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